Exhibit 8.1

Subsidiaries

As of December 31, 2017, we owned, directly or indirectly, the following subsidiaries.

Name of entity	Our interest	Jurisdiction of incorporation

CNOOC China Limited	100%	Tianjin, PRC

CNOOC International Limited	100%	British Virgin Islands

China Offshore Oil (Singapore) International Pte Ltd	100%	Singapore

CNOOC Finance (2003) Limited	100%	British Virgin Islands

Malacca Petroleum Limited	100%	Bermuda

OOGC America LLC	100%	Delaware, USA

OOGC Malacca Limited	100%	Bermuda

CNOOC Southeast Asia Limited	100%	Bermuda

CNOOC Africa Holding Ltd.	100%	British Virgin Islands

CNOOC Africa Ltd.	100%	British Virgin Islands

CNOOC SES Ltd.	100%	Labuan, F.T., Malaysia

CNOOC Poleng Ltd.	100%	Labuan, F.T., Malaysia

CNOOC Madura Ltd.	100%	Labuan, F.T., Malaysia

CNOOC NWS Private Limited	100%	Singapore

CNOOC Australia E&P Pty Ltd	100%	Australia

CNOOC Muturi Holding Limited	100%	British Virgin Islands

CNOOC Muturi Limited	100%	The Isle of Man

CNOOC Australia Limited	100%	British Virgin Islands

CNOOC Exploration & Production Nigeria Limited	100%	Nigeria

CNOOC Hong Kong Holding Limited	100%	Hong Kong

CNOOC Congo SA	100%	Republic of Congo

CNOOC Caspian (Kazakhstan) Ltd.	100%	Cayman Islands

CNOOC Australia International Holdings Private Limited	100%	Singapore

CNOOC Australia Energy Capital Management Pty Ltd	100%	Australia

CNOOC Batanghari Ltd.	100%	Labuan, F.T., Malaysia

CNOOC Palung Aru Ltd.	100%	Labuan, F.T., Malaysia

CNOOC FPSO Holding Limited	100%	Liberia

CNOOC Liberia Limited	100%	Liberia

CNOOC Uganda (BVI) Ltd	100%	British Virgin Islands

De coöperatieve vereniging CNOOC Netherlands U.A.	100%	The Netherlands

CNOOC Netherlands B.V.	100%	The Netherlands

CNOOC Uganda Ltd	100%	Uganda

CNOOC Deepwater Development Limited	100%	Zhuhai, PRC

CNOOC Hainan Dock Limited	100%	Hainan, PRC

CNOOC Iraq Limited	100%	British Virgin Islands

CNOOC Finance (2011) Limited	100%	British Virgin Islands

CNOOC Reserves Fund I, Ltd.	100%	Cayman Islands

CNOOC Luxembourg S.à r.l.	100%	Luxembourg

CNOOC Finance (2012) Limited	100%	British Virgin Islands

CNOOC Finance (2013) Limited	100%	British Virgin Islands

Tainan-Chaoshan Petroleum Operating Company Limited*	50%	British Virgin Islands

Husky - CNOOC Madura Limited *	40%	British Virgin Islands

Chaoyang Petroleum (BVI) Limited*	50%	British Virgin Islands

Chaoyang Petroleum (Trinidad) Block 3A Limited*	50%	Barbados

Chaoyang Petroleum (Trinidad) Block 2C Limited*	50%	Barbados

Bridas Corporation*†	50%	British Virgin Islands

Axion Energy Holding Ltd. *	50%	British Virgin Islands

PNG Energy Limited	70%	British Virgin Islands

GINI Energy Ltd	70%	Papua New Guinea

CNOOC Iceland ehf.	100%	Iceland

CNOOC Luxembourg Holding S.à r.l.	100%	Luxembourg

CNOOC PETROLEUM BRASIL LTDA	100%	Brazil

CNOOC International Energy Services (Beijing) Limited	100%	Beijing, PRC

China Offshore Oil Corporation E&P Mexico, S.A.P.I. de C.V.	100%	Mexico

China Offshore Oil Corporation E&P Services Mexico, S.A.P.I. de C.V.	100%	Mexico

CNOOC New Zealand E&P Limited	100%	New Zealand

CNOOC Finance (2015) Australia Pty Ltd	100%	Australia

Canadian Nexen Petroleum East Al Hajr Ltd.	100%	Alberta, Canada

CanadianOxy Offshore Production Co.	100%	Delaware, USA

CNOOC Canada Energy Ltd.	100%	British Columbia, Canada

CNOOC Nexen Finance (2014) ULC	100%	Nova Scotia, Canada

CNOOC Nexen Petroleum Guyana Limited	100%	Barbados

CNOOC UK Limited	100%	England and Wales

CNOOC West Africa Petroleum E & P SA	100%	Senegal

ICM Assurance Ltd.	100%	Barbados

Nexen Energy Acquisitions Holdings Limited	100%	Jersey

Nexen Energy Capital Management U.S.A. Inc.	100%	Delaware, USA

Nexen Energy Holdings International Limited	100%	Jersey

Nexen Energy Holdings U.S.A. Inc.	100%	Delaware, USA

Nexen Energy Marketing U.S.A. Inc.	100%	Delaware, USA

Nexen Energy Services U.S.A. Inc.	100%	Delaware, USA

Nexen Energy ULC	100%	British Columbia, Canada

Nexen Ettrick U.K. Limited	100%	England and Wales

Nexen Holdings U.S.A. Inc.	100%	Delaware, USA

Nexen Holdings West Africa Limited	100%	Jersey

Nexen Oil & Gas Holdings U.S.A. LLC.	100%	Delaware, USA

Nexen Oilfield Services Nigeria Limited	100%	Jersey

Nexen Petroleum Colombia Limited	100%	Jersey

Nexen Petroleum Deepwater Nigeria Limited	100%	Nigeria

Nexen Petroleum Dragon U.K. Limited	100%	England and Wales

Nexen Petroleum Exploration and Production Nigeria Limited	100%	Nigeria

Nexen Petroleum Nigeria Limited	100%	Nigeria

Nexen Petroleum Offshore U.S.A. Inc.	100%	Delaware, USA

Nexen Petroleum Operations Yemen Limited	100%	Jersey

Nexen Petroleum Sales U.S.A. Inc.	100%	Texas, USA

Nexen Petroleum U.K. Holdings Limited	100%	England and Wales

Nexen Petroleum U.K. Limited	100%	England and Wales

Nexen Petroleum U.S.A. Inc.	100%	Delaware, USA

Nexen Resource Holdings U.K. Limited	100%	England and Wales

Wascana Energy 2001 Ltd.	100%	Saskatchewan, Canada

Canadian Nexen Petroleum Yemen	100%	Alberta, Canada

Nexen Marketing	100%	Alberta, Canada

Nexen Nigerian Holdings Coöperatief U.A	100%	The Netherlands

Nexen Oil Sands Partnership	100%	Alberta, Canada

CNOOC Finance (2015) U.S.A. LLC	100%	Delaware, USA

________________

* We and our partners jointly control these entities.

† The name of this entity was changed to BC Energy Investments Corp. on March 23, 2018.